Exhibit 99.1

PRESS RELEASE

Kardigan Reports Second Quarter 2026 Financial Results and Recent Business Updates

Continued to advance the development of three late-stage programs, supported by the Prolaio platform, aimed at addressing cardiovascular diseases where no approved treatments exist

Danicamtiv KINSHIP-DCM Phase 3 Cohort 1 enrollment now underway; Phase 2b topline data expected 1H 2027

Strong cash position of $661 million following recent IPO extends runway through multiple data readouts and initiation of Phase 3 clinical trials

SOUTH SAN FRANCISCO, CA, and PRINCETON, NJ, AUG 11, 2026 — Kardigan™, Inc. (Nasdaq: KARD) (“Kardigan” or “the Company”), a clinical-stage precision therapeutics company developing medicines that target the root causes of cardiovascular diseases with no approved treatments, today reported financial results from the second quarter ended June 30, 2026, and provided recent business updates.

“Our IPO has positioned Kardigan to advance a portfolio of late-stage cardiovascular programs to address diseases where patients urgently need better treatment options,” said Tassos Gianakakos, co-founder, chief executive officer, and chair of the board of Kardigan. “As we initiate our Phase 3 KINSHIP-DCM trial, dose patients in our Phase 2b KARDINAL-ASH trial, and continue enrollment in our Phase 2b KATALYST-AV trial, we are entering a pivotal period with multiple clinical milestones expected over the next 12 months that will shape the registrational path for each of our medicines.”

Second Quarter 2026 and Recent Business Highlights

Danicamtiv: myosin activator in development for genetic DCM

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Danicamtiv is designed to restore myosin function and availability, directly targeting the underlying sarcomeric defects in genetic dilated cardiomyopathy (DCM).
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Danicamtiv is currently being evaluated in the Company’s KINSHIP-DCM Phase 2b/3 adaptive, randomized, placebo-controlled clinical trial.
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Preclinical and clinical evidence linking danicamtiv treatment to improvements in right ventricular function to be presented at the upcoming European Society of Cardiology Congress (ESC 2026). [Session: Late-Breaking Basic and Translational Science; Sunday, Aug 30th at 8:15 AM CEST]
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In July, the Company completed enrollment of Cohort 1 (myosin heavy chain 7, or MYH7, and titin, or TTN, patients) of the Phase 2b KINSHIP-DCM clinical trial and enrollment of the Phase 3 portion is now underway. The Company expects to share Phase 2b topline data in the first half of 2027.

Ataciguat: soluble guanylate cyclase (sGC) activator in development for CAVS

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Ataciguat targets valvular interstitial cells to slow osteogenic and calcific remodeling, an underlying driver of disease progression in calcific aortic valve stenosis (CAVS), and has demonstrated direct myocardial effects in improving both systolic and diastolic function, a hallmark of progressive disease that results in valvular heart failure.
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Ataciguat is currently being evaluated in the Company’s KATALYST-AV Phase 2b clinical trial in CAVS patients with moderate disease. The Company expects to share Phase 2b topline data from the interim 24-week analysis in the first half of 2027.

Tonlamarsen: antisense oligonucleotide in development for ASH

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Tonlamarsen targets hepatic angiotensinogen (AGT) for the management of blood pressure in acute severe hypertension (ASH) post-hospitalization.
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Extended follow-up data from an earlier KARDINAL clinical trial assessing the effect of Tonlamarsen in uncontrolled hypertension will be presented at the upcoming European Society of Cardiology Congress (ESC 2026). [Session: Late-Breaking Clinical Science: renin-angiotensin-aldosterone pathway inhibition; Sunday, Aug 30th from 1:45 - 3:00 PM CEST]
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Tonlamarsen is currently being evaluated in the Company’s KARDINAL-ASH Phase 2 clinical trial. In the second quarter, the Company randomized the first patient in KARDINAL-ASH and expects to share Phase 2 topline data in the first half of 2027.

Additional Highlights

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In June, the Company announced the closing of its initial public offering with aggregate gross proceeds of $460 million (before deducting underwriting discounts, commissions, and other offering expenses). Current cash runway supports continued advancement of danicamtiv, ataciguat, and tonlamarsen through clinical data readouts and the initiation of Phase 3 clinical trials across all three programs.

Second Quarter Financial Results

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Cash Position: Cash, cash equivalents and investments were $660.7 million as of June 30, 2026, compared to $335.5 million as of December 31, 2025. The increase reflects net proceeds from the Company’s initial public offering in June 2026, offset by cash used in operations.
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R&D Expenses: Research and development expenses were $56.4 million for the quarter ended June 30, 2026, compared to $35.8 million for the comparable prior-year period. The increase was primarily driven by clinical trial expenses across all three development programs and increased headcount to support the advancing clinical pipeline.
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G&A Expenses: General and administrative expenses were $18.9 million for the quarter ended June 30, 2026, compared to $21.3 million for the comparable prior-year period. The decrease was primarily driven by a one-time integration bonus recognized in the prior year, partially offset by higher personnel-related costs and other corporate expenses.
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Net Loss: Net loss was $116.2 million for the quarter ended June 30, 2026, compared to $57.4 million for the comparable prior year period. The net loss increased primarily as a result of higher R&D expenses as described above.

Selected Condensed Consolidated Statement of Operations and Comprehensive Loss

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share amounts)	2026	2025	2026	2025
Operating expenses:
Research and development	$56,365	$35,839	$101,432	$54,613
General and administrative	18,867	21,286	32,510	28,590
Change in fair value of contingent milestone liabilities	43,529	—	43,529	—
Total operating expenses	118,761	57,125	177,471	83,203
Loss from operations	(118,761)	(57,125)	(177,471)	(83,203)
Other income (expense):
Interest income	2,765	1,068	5,558	1,900
Change in fair value of preferred stock tranche obligations	—	(1,341)	—	(3,912)
Bargain purchase gain	—	—	—	5,232
Other income (expense), net	(240)	(47)	(394)	352
Loss before income taxes	(116,236)	(57,445)	(172,307)	(79,631)
Income tax benefit	—	—	—	4,167
Net loss	$(116,236)	$(57,445)	$(172,307)	$(75,464)
Net loss per share attributable to common stockholders, basic and diluted	$(4.61)	$(4.64)	$(8.66)	$(6.27)
Weighted average common shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	25,196,212	12,380,388	19,896,149	12,043,978
Other comprehensive loss
Unrealized loss on investments	(145)	—	(298)	—
Total comprehensive loss	$(116,381)	$(57,445)	$(172,605)	$(75,464)

Selected Condensed Consolidated Balance Sheet

(in thousands)	June 30, 2026	December 31, 2025
Cash, cash equivalents and investments	$660,692	$335,485
Total assets	721,786	390,942
Total liabilities	106,264	55,127
Total redeemable convertible preferred stock	—	586,150
Total stockholders’ equity (deficit)	615,522	(250,335)

About Kardigan

Kardigan is a clinical-stage precision therapeutics company developing medicines that target the root cause of specific cardiovascular diseases where no approved treatments exist. Led by a proven and experienced management team, Kardigan is reimagining cardiovascular drug discovery and development through an integrated approach that unites deep cardiovascular biology, real-world patient data, and advanced analytics to enable more precise, efficient, and informed development of novel therapies. The company is based in South San Francisco, California and Princeton, New Jersey. To learn more, visit Kardigan.bio.

About Prolaio

Prolaio, a wholly owned subsidiary of Kardigan, is a cardiovascular intelligence company that enables the collection of continuous, real-world physiologic data from patients in their daily lives outside the clinic. Powered by a proprietary data and analytics platform, Prolaio delivers high-frequency, objective patient data throughout a clinical trial, helping to optimize trial design, reduce patient burden, accelerate development, and advance novel digital clinical endpoints.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding our product candidates, including the ongoing clinical trials for danicamtiv, ataciguat and tonlamarsen, including the expected enrollment, timing and topline data; and the Company’s expectations regarding uses of capital, expenses and financial results, including the expectation that the Company’s cash runway will extend through multiple data readouts and initiation of Phase 3 clinical trials. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect Kardigan’s business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the Company’s research and development activities; risks that interim results are not predictive of final results in a clinical trial, Kardigan’s ability to execute on its strategy, including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; Kardigan’s ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize product candidates, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; and risks related to establishing and maintaining Kardigan’s intellectual property protections; as well as other risks described in “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, filed with the Securities and Exchange Commission (SEC) on August 11, 2026, as well as subsequent filings with the SEC. Kardigan expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contacts

Media:

Michael Bachner

Executive Director, Corporate Communications

+1 (609) 664-7308

mbachner@kardigan.bio

Investors:

Clayton Robertson

Vice President, Investor Relations

investors@kardigan.bio

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